CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2021	$9,358,000	$1,165.07

November 2017

Pricing Supplement No. 2,028

Registration Statement Nos. 333-221595; 333-221595-01

Dated November 16, 2017

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the Russell 2000® Index and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is at or above 77% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 77% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 23%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of either of the underlyings is less than 77% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 23%, investors will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 4-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 4-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline in the level of either of the underlyings below the relevant coupon barrier level will result in no contingent monthly coupons, even if the other underlying closes at or above its respective coupon barrier level. Because all payments on the securities are based on the worst performing of the underlyings, a decline of either of the underlyings by an amount greater than the buffer amount as of the final observation date will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$9,358,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 16, 2017
Original issue date:	November 21, 2017 (3 business days after the pricing date)
Maturity date:	November 19, 2021
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date.

Following this initial 1-year non-call period, if, on any redemption determination date, beginning on November 16, 2018, the determination closing level of each of the underlyings is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing level of either of the underlyings is below its respective initial level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing level:

With respect to the RTY Index, the index closing value for such underlying on any redemption determination date or observation date (other than the final observation date)

With respect to the EFA Shares, the closing price for such underlying on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates,” subject to postponement for non-index business days, non-trading days and certain market disruption events
Early redemption dates:	Starting on November 21, 2018, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 7.00% (corresponding to approximately $5.833 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or both of the underlyings will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 4-year term of the securities so that you will receive few or no contingent monthly coupons.

Coupon barrier level:	With respect to the RTY Index, 1,144.898, which is equal to approximately 77% of its initial level With respect to the EFA Shares, $53.253, which is equal to approximately 77% of its initial level
Buffer amount:

With respect to each of the underlyings, 23%. As a result of the buffer amount of 23%, the level at or above which each of the underlyings must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the RTY Index, 1,144.898, which is equal to approximately 77% of its initial level

With respect to the EFA Shares, $53.253, which is equal to approximately 77% of its initial level

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•     If the final level of each of the underlyings is greater than or equal to 77% of its respective initial level, meaning that neither of the underlyings has decreased by an amount greater than the buffer amount of 23% from its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

•     If the final level of either of the underlyings is less than 77% of its respective initial level, meaning that either of the underlyings has decreased by an amount greater than the buffer amount of 23% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 23%) x downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$984.80 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$1	$999
Total	$9,358,000	$9,358	$9,348,642
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $1 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017    Index Supplement dated November 16, 2017   Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the RTY Index, 1,486.881, which is the index closing value for such underlying on the pricing date

With respect to the EFA Shares, $69.16, which is the closing price for such underlying on the pricing date

Coupon payment dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlyings, to postponement for non-index business days, non-trading days and certain market disruption events. We also refer to November 16, 2021 as the final observation date.
Final level:

With respect to the RTY Index, the index closing value of the RTY Index on the final observation date

With respect to the EFA Shares, the closing price of one EFA Share on the final observation date times the adjustment factor on such date

Downside factor:	1.2987
Adjustment factor:	With to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting the EFA Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Underlying percent change:	With respect to each underlying: (final level – initial level) / initial level
CUSIP / ISIN:	61768CUJ4 / US61768CUJ43
Listing:	The securities will not be listed on any securities exchange.

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
December 18, 2017*	December 21, 2017*
January 16, 2018*	January 19, 2018*
February 16, 2018*	February 22, 2018*
March 16, 2018*	March 21, 2018*
April 16, 2018*	April 19, 2018*
May 16, 2018*	May 21, 2018*
June 18, 2018*	June 21, 2018*
July 16, 2018*	July 19, 2018*
August 16, 2018*	August 21, 2018*
September 17, 2018*	September 20, 2018*
October 16, 2018*	October 19, 2018*
November 16, 2018	November 21, 2018
December 17, 2018	December 20, 2018
January 16, 2019	January 22, 2019
February 19, 2019	February 22, 2019
March 18, 2019	March 21, 2019
April 16, 2019	April 19, 2019
May 16, 2019	May 21, 2019
June 17, 2019	June 20, 2019
July 16, 2019	July 19, 2019
August 16, 2019	August 21, 2019
September 16, 2019	September 19, 2019
October 16, 2019	October 21, 2019
November 18, 2019	November 21, 2019
December 16, 2019	December 19, 2019
January 16, 2020	January 22, 2020
February 18, 2020	February 21, 2020
March 16, 2020	March 19, 2020
April 16, 2020	April 21, 2020
May 18, 2020	May 21, 2020
June 16, 2020	June 19, 2020
July 16, 2020	July 21, 2020
August 17, 2020	August 20, 2020
September 16, 2020	September 21, 2020
October 16, 2020	October 21, 2020
November 16, 2020	November 19, 2020
December 16, 2020	December 21, 2020
January 19, 2021	January 22, 2021
February 16, 2021	February 19, 2021
March 16, 2021	March 19, 2021
April 16, 2021	April 21, 2021
May 17, 2021	May 20, 2021
June 16, 2021	June 21, 2021
July 16, 2021	July 21, 2021
August 16, 2021	August 19, 2021
September 16, 2021	September 21, 2021
October 18, 2021	October 21, 2021
November 16, 2021 (final observation date)	November 19, 2021 (maturity date)

* The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is November 21, 2018.

November 2017	Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the Russell 2000® Index and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, is at or above 77% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 77% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 23%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of either of the underlyings is less than 77% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 23%, investors will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 4-year term of the securities. Investors will not participate in any appreciation of either underlying.

Maturity:	Approximately 4 years

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 7.00% (corresponding to approximately $5.833 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly starting after one year:	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date, beginning on November 16, 2018, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 77% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 23%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon.

If the final level of either of the underlyings is less than 77% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 23%, investors will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2017	Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $984.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2017	Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 4-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both of the underlyings close at or above their respective coupon barrier levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 4-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of either of the underlyings is below the respective coupon barrier level(s) on the related observation date.

Beginning after one year, when each of the underlyings closes at or above its respective initial level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlyings closes at or above 77% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 23%. At maturity investors will receive the stated principal amount and the related contingent monthly coupon.

November 2017	Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is greater than or equal to its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, at least one of the underlyings closes below 77% of its respective initial level, meaning that such underlying has declined by an amount greater than the buffer amount of 23%. At maturity, investors will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

November 2017	Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing level of each of the underlyings on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each of the underlyings on the final observation date. The actual initial level and coupon barrier level for each of the underlyings are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

7.00% per annum (corresponding to approximately $5.833 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final level of each of the underlyings is greater than or equal to 77% of its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than 77% of its respective initial share price:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 23%) x downside factor]

Stated Principal Amount:	$1,000
Downside Factor:	1.2987
Hypothetical Initial Level:	With respect to the RTY Index: 1,500 With respect to the EFA Shares: $70.00
Hypothetical Coupon Barrier Level:	With respect to the RTY Index: 1,155, which is 77% of its hypothetical initial level With respect to the EFA Shares: $53.90, which is 77% of its hypothetical initial level
Buffer Amount:	With respect to each of the underlyings: 23%

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $5.833 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Level		Hypothetical Contingent Monthly Coupon
	RTY Index	EFA Shares
Hypothetical Observation Date 1	1,200 (at or above its coupon barrier level)	$60.00 (at or above its coupon barrier level)	$5.833
Hypothetical Observation Date 2	1,250 (at or above its coupon barrier level)	$40.00 (below its coupon barrier level)	$0
Hypothetical Observation Date 3	1,100 (below its coupon barrier level)	$55.00 (at or above its coupon barrier level)	$0
Hypothetical Observation Date 4	900 (below its coupon barrier level)	$10.00 (below its coupon barrier level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon barrier level. Therefore, a hypothetical contingent monthly coupon of $5.833 is paid on the relevant coupon payment date.

November 2017	Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

On each of hypothetical observation dates 2 and 3, one of the underlyings closes at or above its respective coupon barrier level but the other underlying closes below its respective coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlyings closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing level of either of the underlyings is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final level		Payment at Maturity
	RTY Index	EFA Shares
Example 1:	2,000 (at or above 77% of initial level)	$90.00 (at or above 77% of initial level)	$1,005.833 (the stated principal amount and the contingent monthly coupon with respect to the final observation date)
Example 2:	375 (below 77% of initial level)	$65.00 (at or above 77% of initial level)	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 23%) x downside factor] = $1,000 + [$1,000 x (-75% + 23%) x 1.2987] = $1,000 + ($1,000 x -52% x 1.2987) = $324.68
Example 3:	750 (below 77% of initial level)	$10.50 (below 77% of initial level)	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 23%) x downside factor] = $1,000 + [$1,000 x (-85% + 23%) x 1.2987] = $1,000 + ($1,000 x -62% x 1.2987) = $194.81

In example 1, the final level of each of the underlyings is at or above 77% of its initial level. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either of the underlyings.

In example 2, the final level of one of the underlyings is at or above 77% of its initial level, but the final level of the other underlying is below 77% of its initial level. Therefore, investors are exposed to the downside performance of the RTY Index, which is the worst performing underlying in this example, and investors lose 1.2987% of principal for every 1% decline in the final level of the RTY Index from its initial level beyond the buffer amount of 23%. The payment at maturity in this example is equal to $324.68 per security. Investors do not receive the contingent monthly coupon for the final observation date.

In example 3, the final levels of both of the underlyings are below 77% of their initial levels. Therefore, investors are exposed to the downside performance of the EFA Shares, which represent the worst performing underlying in this example, and investors lose 1.2987% of principal for every 1% decline in the final level of the EFA Shares from their initial level beyond the buffer amount of 23%. The payment at maturity in this example is equal to $194.81 per security. Investors do not receive the contingent monthly coupon for the final observation date.

If the final level of EITHER of the underlyings is below 77% of its initial level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.

November 2017	Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of either of the underlyings is less than 77% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 23%, you will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%. In this case, the payment at maturity will be less than the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above 77% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing level of either of the underlyings is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing level of one or both of the underlyings could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 4-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent monthly coupons, each of the underlyings must close at or above its respective coupon barrier level on the applicable observation date. In addition, if either of the underlyings has declined to below 77% of its respective initial level as of the final observation date, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 23%, you will lose 1.2987% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 23%, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	The contingent monthly coupon, if any, is based only on the determination closing levels of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing level of each of the underlyings on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlyings on monthly observation dates, if the determination closing level of either of the underlyings on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price(s) of one or both of the underlyings were higher on other days during that interest period.

▪	Investors will not participate in any appreciation of either of the underlyings. Investors will not participate in any appreciation of either of the underlyings, and the return on the securities will be limited to the contingent monthly

November 2017	Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

coupon that is paid with respect to each observation date on which each determination closing level is greater than or equal to its respective coupon barrier level, if any.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The securities are linked to the Russell 2000® Index and are therefore subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM (the “EAFE Index”), which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The securities are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are

November 2017	Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the RTY Index and the EAFE Index,

o	whether the determination closing level of either of the underlyings has been below its respective coupon barrier level on any observation date,

o	dividend rates on the stocks constituting the RTY Index and the EAFE Index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the EAFE Index trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the level of either of the underlyings at the time of sale is near or below its coupon barrier level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The levels of one or both of the underlyings may decrease and be below the respective

November 2017	Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or both of the underlyings may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing price of each of the underlyings will be at or above their respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that neither of the underlyings will decline by an amount greater than the buffer amount of 23% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “ iShares® MSCI EAFE ETF Overview” below.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that can affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

November 2017	Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the RTY Index could adversely affect the value of the securities. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of the RTY Index. The publisher of the RTY Index may discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the RTY Index last in effect prior to discontinuance of the RTY Index.

▪	Adjustments to the EFA Shares or the index tracked by the EFA Shares could adversely affect the value of the securities. The investment adviser to the iShares® MSCI EAFE ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI EAFE ETF. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the EAFE Index. MSCI may add, delete or substitute the stocks constituting the EAFE Index or make other methodological changes that could change the level of the the EAFE Index. MSCI may discontinue or suspend calculation or publication of the EAFE Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EAFE Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities.

▪	The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the EAFE Index and may hold securities that are different than those included in the EAFE Index. In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the EAFE Index. All of these factors may lead to a lack of correlation between the performance of EFA Shares and the EAFE Index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performances of EFA Shares and the EAFE Index. Finally, because the shares of the EFA Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the EAFE Index.

November 2017	Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the EAFE Index, the performance of the component securities of the EAFE Index or the net asset value per share of the EFA Shares.  Any of these events could materially and adversely affect the price of the shares of the EFA Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on the final observation date, even if the EFA Shares’ shares are underperforming the EAFE Index or the component securities of the EAFE Index and/or trading below the net asset value per share of the EFA Shares.

▪	Not equivalent to investing in the underlyings or the stocks composing the RTY Index or the EAFE Index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the RTY Index or the EAFE Index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the RTY Index or the EAFE Index.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the EAFE Index), including taking positions in the EFA Shares and the stocks constituting the RTY Index or the EAFE Index, futures and/or options contracts on the underlyings or the component stock of the EAFE Index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the EAFE Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of either of the underlyings and, therefore, could have increased (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying), and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial levels and the coupon barrier levels, and will determine the final levels, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing level in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

November 2017	Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2017	Page 15

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on November 16, 2017:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,486.881
52 Weeks Ago:	1,302.200
52 Week High (on 10/5/2017):	1,512.088
52 Week Low (on 11/16/2016):	1,302.200

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2012 through November 16, 2017. The related table sets forth the published high and low closing values, as well as the end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on November 16, 2017 was 1,486.881. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the RTY Index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the RTY Index at any time, including on the redemption determination dates or the observation dates.

Russell 2000® Index	High	Low	Period End
2012
First Quarter	846.129	740.916	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	849.350	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,135.889	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter (through November 16, 2017)	1,512.088	1,464.095	1,486.881

November 2017	Page 16

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

RTY Index - Daily Closing Values January 1, 2012 to November 16, 2017

November 2017	Page 17

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on November 16, 2017:

Ticker Symbol:	EFA UP
Current Share Price:	$69.16
52 Weeks Ago:	$56.39
52 Week High (on 11/2/2017):	$69.91
52 Week Low (on 11/18/2016):	$56.20

The following graph sets forth the daily closing values of the EFA Shares for the period from January 1, 2012 through November 16, 2017. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EFA Shares for each quarter in the same period. The closing price of the EFA Shares on November 16, 2017 was $69.16. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the EFA Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the EFA Shares at any time, including on the redemption determination dates or the observation dates.

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter	65.46	56.25	57.32
Fourth Quarter	62.06	57.50	59.73
2016
First Quarter	57.82	51.38	57.16
Second Quarter	59.87	52.63	55.82
Third Quarter	59.86	54.42	59.13

November 2017	Page 18

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
Fourth Quarter	59.20	56.20	57.73
2017
First Quarter	62.60	58.09	62.29
Second Quarter	67.22	61.44	65.20
Third Quarter	68.48	64.83	68.48
Fourth Quarter (through November 16, 2017)	69.91	68.42	69.16

Shares of the iShares® MSCI EAFE ETF — Daily Closing Prices January 1, 2012 to November 16, 2017

This document relates only to the securities referenced hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

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Principal at Risk Securities

securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

November 2017	Page 20

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Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Monthly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
RTY Index publisher:	FTSE Russell
Share underlying index:	The MSCI EAFE IndexSM (the “EAFE Index”)
Share underlying index publisher:	MSCI Inc.
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day, non-trading day or certain market disruption events with respect to either of the underlyings so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the

November 2017	Page 21

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

November 2017	Page 23

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

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Principal at Risk Securities

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers

November 2017	Page 24

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Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the EFA Shares, in stocks constituting the RTY Index or the EAFE Index and in futures and/or options contracts on the EFA Shares, the RTY Index, the EAFE Index or their component stocks. Such purchase activity could have increased the initial level of one or both of the underlyings and, therefore, could have increased (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying) and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities,

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

including on the final observation date, by purchasing and selling the EFA Shares, the stocks constituting the RTY Index or EAFE Index, futures or options contracts on the EFA Shares, the RTY Index, the EAFE Index or their component stocks of the EAFE Index listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlyings on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan

November 2017	Page 26

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

We expect to deliver the securities against payment therefor in New York, New York on November 21, 2017, which will be the third scheduled business day following the date of the pricing of the securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of pricing or on or prior to the second business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

November 2017	Page 27

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due November 19, 2021, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI EAFE ETF

Principal at Risk Securities

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $1 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Other:	Notwithstanding what is provided in the accompanying prospectus dated November 16, 2017, the terms of the indenture applicable to the securities will be as set forth in the prospectus filed by Morgan Stanley and MSFL with the Securities and Exchange Commission on February 16, 2016.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

November 2017	Page 28